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                                                                    EXHIBIT 21.1


                           SUBSIDIARIES OF HPSC, INC.

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            Name of Subsidiary                Jurisdiction of Incorporation
            ------------------                -----------------------------
Credident, Inc.                                         Canada
American Commercial Finance Corporation                 Delaware
HPSC Funding Corp. I                                    Delaware
HPSC Bravo Funding Corp.                                Delaware
HPSC Capital Funding, Inc.                              Delaware

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